SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Preliminary Proxy Statement
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Definitive Proxy Statement
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X	Soliciting Material Under Rule 14a-12

OMEGA PROTEIN CORPORATION

(Name of Registrant as Specified in its Charter)

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
WYNNEFIELD CAPITAL MANAGEMENT, LLC
WYNNEFIELD CAPITAL, INC.
WYNNEFIELD CAPITAL, INC. PROFIT SHARING & MONEY PURCHASE PLAN
NELSON OBUS
JOSHUA H. LANDES
Michael N. Christodolou

David H. Clarke

James L. Sherbert, Jr.

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Wynnefield Capital, Inc. and its affiliates have revised the previously issued press releases, dated April 28, 2016 and May 2, 2016.

Copies of the revised April 28, 2016 and May 2, 2016 press releases are attached herewith as Exhibit A and Exhibit B, respectively.

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, “Wynnefield Capital”) together with Michael N. Christodolou, David H. Clarke and James L. Sherbert, Jr. are participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Omega Protein Corporation (the "Company"). Wynnefield Capital intends to file a proxy statement (the "2016 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

Wynnefield Capital may be deemed to beneficially own 1,752,636 shares of the Company's common stock, representing approximately 7.9% of the Company's outstanding common stock. None of the other participants own any shares of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after any filing of its definitive 2016 Proxy Statement with the SEC, Wynnefield Capital intends to mail the definitive 2016 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Wynnefield Capital with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

EXHIBIT A

Wynnefield Calls on Omega

to Immediately Set Date for the Annual Meeting

Increases Ownership Stake in Omega Protein

NEW YORK – April 28, 2016 – Wynnefield Capital, Inc. and its affiliates (collectively, “Wynnefield”), long-term stockholders of Omega Protein Corp. (NYSE: OME) (“Omega” or the “Company”) with an approximate 7.9% ownership interest (as of April 28, 2016), today made the following statement following the filing of a Schedule 13D/A with the Securities and Exchange Commission (the “SEC”).

Nelson Obus, Wynnefield’s President, said, “For nearly 9 months, Wynnefield has attempted to constructively engage with Omega Protein over what Wynnefield believes is the Company’s misallocation of approximately $168 million into the Human Nutrition business, while foregoing significant opportunities to modernize and grow their core Animal Nutrition business. The Company’s own financial reports over the past 4 years demonstrate that Omega has squandered almost $7.00 a share of stockholder free cash flow in the failed attempt to enter the human nutrition business.

“Shareholders should be seriously concerned as well over the opportunity cost resulting from the misallocation of approximately $168 million of capital. We believe this money could and should have been used to make improvements within Omega’s core high margin Animal Nutrition business, or returned to shareholders via dividends or share buy backs.

“We believe that the current Board of Directors has refused to even entertain a discussion regarding their poor business judgement or hear fresh independent views on maximizing shareholder returns. This includes (i) the Board not establishing a strategic review committee comprised solely of independent directors to oversee its strategic review process; and (ii) the Board’s previous unwillingness to meet with Mr. Michael N. Christodolou, a person with significant corporate governance, investment and capital allocation expertise that Wynnefield strongly recommended the Company consider appointing as an independent director to fill an existing vacancy on the Board. Our attempt at a dialogue was met with non-responsiveness on the part of Omega as its counsel failed, for a period of one month, to respond to Wynnefield’s counterproposal for the settlement of the potential proxy contest.”

Mr. Obus continued, “Accordingly, Wynnefield has submitted a slate of three highly qualified and independent Board nominees for election at the Company’s Annual Meeting, as a last resort to preserve Omega’s capital and protect the interests of all stockholders. Wynnefield and Omega entered into settlement discussions, which were terminated by Omega’s failure to respond. As indicated in our recently filed 13D/A, we are fully committed to pursuing the nominations of Michael Christodolou, David Clarke and James Sherbert, Jr. to Omega’s Board. These three nominees are committed to protecting all interests, pressing Omega’s Board to preserve and redirect capital, improving corporate governance practices and to evaluating reasonable alternative business strategies, which we believe will lead to the creation of stockholder value.”

“Wynnefield believes that in keeping with its anti-shareholder bias, Omega’s Board unilaterally amended and restated its Bylaws for the sole purpose of entrenching the Board and Management, by placing additional burdens on the ability of shareholders to nominate and elect directors of their choosing, including by giving the current Board the ability to delay or reschedule the Company’s Annual Meeting, which the Board has yet to set.”

Wynnefield believes that this delay is an attempt by Omega to “window dress” their first quarter results to show positive EBITDA in its misadventure in Human Nutrition, to try and convince shareholders that the cavalry has arrived. This will allow Omega to spin these results as “successes” in the upcoming proxy fight. This should come as no surprise given the year over year increasing losses and write-offs generated by the Human Nutrition segment.

In fact two of their four forays in their Human Nutrition space- In Con- which was intended to produce fish oil pure enough for human nutrition and Wisconsin Specialty Protein- a $60 million spend to create profitless overcapacity in the whey products business can, in our view, only be described as abject failures. Meanwhile there are no indications that EBITDA margins in their other Human Nutrition acquisitions Cyvex and Bioriginal Food and Science have come even close to the historical margins the Company obtains in its Animal Nutrition segment.

We also believe the Board is delaying the Annual Meeting in order to give it more time before announcing the results of its so-called “strategic review” – even though more than 7 months have elapsed since it announced the formation of its Strategic Review Committee. Omega’s shareholders are entitled to have the opportunity to choose between the Board’s nominees and Wynnefield’s candidates. We call on the company to immediately fix a record date and announce the date of the Annual Meeting.

A summary of Wynnefield’s analysis of Omega’s capital misallocation and critique of its governance deficiencies, as well as biographical information of each of Wynnefield’s proposed nominees, is contained on Schedule 13D/A (Amendment No. 3, as filed with the Securities and Exchange Commission on March 1, 2016), which can be found at:
http://www.sec.gov/Archives/edgar/data/1053650/000114420416085133/v432871_sc13da.htm

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, “Wynnefield”) together with Michael N. Christodolou, David H. Clarke and James L. Sherbert, Jr are participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Omega Protein Corporation (the "Company"). Wynnefield intends to file a proxy statement (the "2016 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

Wynnefield may be deemed to beneficially own 1,752,636 shares of the Company's common stock, representing approximately 7.9% of the Company's outstanding common stock. None of the other participants own any shares of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after any filing of its definitive 2016 Proxy Statement with the SEC, Wynnefield intends to mail the definitive 2016 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Wynnefield with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

Media:

Mark Semer or Daniel Yunger

Kekst

mark.semer@kekst.com / daniel.yunger@kekst.com

212.521.4800

EXHIBIT B

Wynnefield Capital DEMANDS THAT OMEGA PROTEIN ALLOW open
Q&A ON upcoming FIRST-QUARTER Conference Call

NEW YORK, MAY 2, 2016 – Wynnefield Capital, and its affiliates (collectively, “Wynnefield Capital”), long-term stockholders of Omega Protein Corp. (NYSE: OME) (“Omega” or the “Company”) with an approximate 7.9% ownership interest (as of April 28, 2016), today demanded that Omega CEO Brett Sholtes and the Omega Board allow the Company’s shareholders to ask questions on the Company’s upcoming first-quarter earnings conference call, scheduled for this Thursday, May 5, 2016. Omega’s current practice is to only allow sell-side analysts to participate in the Q&A sessions on its recent investor conference calls, shutting out the true owners of the Company from asking questions about their investment.

Wynnefield first made this reasonable request to Mr. Sholtes long before it became painfully aware that Omega had displayed seriously flawed business judgment in allocating approximately $168 million in a failed effort to enter the Human Nutrition space. Given the obvious negative results of that investment, Wynnefield now believes that it cannot remain silent while shareholders are systematically being refused the right to engage in a dialogue with the management team of a public company, as they should be permitted.

Wynnefield was permitted to ask management a question during the Q-2 conference call on August 6, 2015, but this courtesy was not extended on subsequent earnings calls. Interestingly, the question was directly focused on Omega’s allocation of capital to the Human Nutrition business at the expense of its Animal Nutrition business. It should be quite obvious to shareholders why this line of inquiry on a public conference call is one that would make management extremely uncomfortable.

Nelson Obus, President of Wynnefield Capital, stated, “Wynnefield believes that Omega’s exclusionary conduct on its recent conference calls should be viewed in the context of a series of its other anti-shareholder governance policies. These include, maintaining a classified Board, recent re-writes of the Company’s by-laws which we believe further disenfranchise shareholders and the Board’s / management’s continued refusal to admit and take responsibility for wasting approximately $7 per share of shareholder capital as a result of Omega’s failed Human Nutrition investment.”

Mr. Obus asserted that, “Omega’s recent practice of only allowing “sell side” analysts, with no direct ownership stake, to ask questions freely is in our view, part of its strategy to deny Omega’s owners an opportunity to hold the Board accountable for their strategic mistakes and resulting misallocation of capital, and to suggest alternative capital allocation scenarios in a public forum with other owners of the Company.”

Wynnefield urges all Omega shareholders to immediately contact Omega and insist that the Company’s current exclusionary conference call practice be ended so that shareholders’ voices be heard.

Wynnefield has nominated three highly qualified, independent candidates for election to the Omega Board at the Company’s annual meeting, when Omega finally sets a date for the annual meeting. If Wynnefield’s nominees are successfully elected to the Board, they have expressed their intention to exert maximum pressure on Omega’s classified Board to adopt good governance practices and to reverse shareholder unfriendly policies.

A summary of Wynnefield’s analysis of Omega’s capital misallocation and critique of its governance deficiencies, as well as biographical information of each of Wynnefield’s proposed nominees, is contained on Schedule 13D/A (Amendment No. 3, as filed with the Securities and Exchange Commission on March 1, 2016), which can be found at:
http://www.sec.gov/Archives/edgar/data/1053650/000114420416085133/v432871_sc13da.htm.

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, “Wynnefield”) together with Michael N. Christodolou, David H. Clarke and James L. Sherbert, Jr are participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Omega Protein Corporation (the "Company"). Wynnefield intends to file a proxy statement (the "2016 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

Wynnefield may be deemed to beneficially own 1,752,636 shares of the Company's common stock, representing approximately 7.9% of the Company's outstanding common stock. None of the other participants own any shares of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after any filing of its definitive 2016 Proxy Statement with the SEC, Wynnefield intends to mail the definitive 2016 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Wynnefield with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

Media:

Mark Semer or Daniel Yunger

Kekst

mark.semer@kekst.com / daniel.yunger@kekst.com

212.521.4800